ETF OPPORTUNITIES TRUST 485BPOS

Exhibit 99.(h)(76)

EIGHTEENTH AMENDMENT TO THE
ETF FUND ACCOUNTING SERVICING AGREEMENT

THIS EIGHTEENTH AMENDMENT effective as of the last date in the signature block (the “Effective Date”), to the ETF Fund Accounting Servicing Agreement dated as of August 13, 2024, as amended (the “Agreement”), is entered into by and between ETF OPPORTUNITIES TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following ETFs and take into account present circumstances:

●	T-REX 2X Long ABTC Daily Target ETF

●	T-REX 2X Long EOSE Daily Target ETF

●	T-REX 2X Long HSDT Daily Target ETF

●	T-REX 2X Long ONDS Daily Target ETF

WHEREAS, Section 15(E) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

ETF OPPORTUNITIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:		By:
Name:	David Bogaert	Name:	Greg Farley
Title:	President	Title:	Senior Vice President
Date:	1/7/2026 | 9:27:34 AM PST	Date:	1/7/2026

Exhibit A

Fund Accounting Servicing Agreement

Separate Series of ETF Opportunities Trust

Name of Series:

Hedgeye Capital Allocation ETF

Hedgeye Quality Growth ETF

IDX Alternative FIAT ETF

OTG Latin America ETF

REX Bitcoin Corporate Treasury Convertible Bond ETF

REX Crypto Equity Premium Income ETF

REX IncomeMax IBIT Strategy ETF

REX-Osprey™ BONK ETF

REX-Osprey™ BTC ETF

REX-Osprey™ DOGE ETF

REX-Osprey™ ETH + Staking ETF

REX-Osprey™ SOL + Staking ETF

REX-Osprey™ TRUMP ETF

REX-Osprey™ XRP ETF

SMI 3Fourteen REAL Asset Allocation ETF

TappAlpha SPY Growth & Daily Income ETF

T-Rex 2X Long ARM Daily Target ETF

T-Rex 2X Long DJT Daily Target ETF

T-Rex 2X Long GME Daily Target ETF

T-Rex 2X Long HOOD Daily Target ETF

T-Rex 2X Long RBLX Daily Target ETF

T-Rex 2X Long SNOW Daily Target ETF

T-REX 2X Long DKNG Daily Target ETF

T-REX 2X Long BULL Daily Target ETF

T-REX 2X Long XXI Daily Target ETF

T-REX 2X Long CRWV Daily Target ETF

T-REX 2X Long SMR Daily Target ETF

Tuttle Capital AI in Healthcare ETF

Tuttle Capital DeepSeek Global AI Innovation and Disruption ETF

Tuttle Capital MSTR 0DTE Covered Call ETF

Tuttle Capital NVDA 0DTE Covered Call ETF

Tuttle Capital Quantum Computing AI Powered Covered Call ETF

Tuttle Capital TSLA 0DTE Covered Call ETF

Tuttle Capital No Bleed Tail Risk ETF

T-Rex 2X Long CRCL Daily Target ETF

T-REX 2X Long GLXY Daily Target ETF

TappAlpha Innovation 100 Growth & Daily Income ETF

T-REX 2X Long BMNR Daily Target ETF

T-Rex 2X Long AFRM Daily Target ETF

Tuttle Capital IBIT 0DTE Covered Call ETF

T-Rex 2x Long AXON Daily Target ETF

T-REX 2X Long KTOS Daily Target ETF

T-REX 2X Long UPXI Daily Target ETF

T-REX 2X Long TTD Daily Target ETF

T-REX 2X Long BKNG Daily Target ETF

T-REX 2X Inverse CRWV Daily Target ETF

T-REX 2X Inverse CRCL Daily Target ETF

T-REX 2X Long SPOT Daily Target ETF

Tuttle Capital Government Grift ETF

AQE Core ETF

Hedgeye 130/30 Equity ETF

Hedgeye Fourth Turning ETF

T-REX 2X Long DOGE Daily Target ETF

T-REX 2X Long SBET Daily Target ETF

T-REX 2X Long Solana Daily Target ETF

T-REX 2X Long SUI Daily Target ETF

T-REX 2X Long STUB Daily Target ETF

T-REX 2X Long XRP Daily Target ETF

REX-Osprey™ BNB + Staking ETF

Argent Large Cap Growth ETF

Argent Large Cap Value ETF

Applied Finance IVS International Large ETF

Applied Finance IVS International SMID ETF

T-REX 2X Long CIFR Daily Target ETF

T-REX 2X Long BTBT Daily Target ETF

GSR Crypto Core3 ETF

GSR Crypto StakingMax ETF

GSR Digital Asset Treasury Companies ETF

GSR Ethereum Staking Opportunity ETF

GSR Ethereum YieldEdge ETF

TDAQ Lift ETF

TSPY Lift ETF

Tuttle Capital Magnificent 7 Income Blast ETF

Tuttle Capital Meme Stock Income Blast ETF

Tuttle Capital Palantir Income Blast ETF

Tuttle Capital Tesla Income Blast ETF

Tuttle Capital NVIDIA Income Blast ETF

T-REX 2X Long ABTC Daily Target ETF

T-REX 2X Long EOSE Daily Target ETF

T-REX 2X Long HSDT Daily Target ETF

T-REX 2X Long ONDS Daily Target ETF